UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2016

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Sepulveda Blvd, Suite 500 El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 252-8100

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced transition of Kathleen E. Redd, the Vice President, Chief Financial Officer and Assistant Secretary of Aerojet Rocketdyne Holdings, Inc. (the “Company”), on December 20, 2016, the Company and Ms. Redd entered into a Transition and General Release Agreement (the “Transition Agreement”) attached hereto as Exhibit 10.1. Under the terms of the Transition Agreement, Ms. Redd will serve as Vice President, Chief Financial Officer and Assistant Secretary (Transitioning) for the Company until the later of March 1, 2017 or the filing of the Company’s 2016 Annual Report on Form 10-K (which shall occur no later than April 30, 2017) (the “Transition Period”) to, among other things, support the transition to the new Chief Financial Officer. The Company will continue to pay Ms. Redd’s salary during the Transition Period and she will continue to be enrolled in the same Company insurance benefits in which she participated as of November 7, 2016. Ms. Redd’s 2013 time based equity award under the Company’s 2009 Long-term Incentive Plan (“LTIP”) will vest according to plan terms and on schedule. Unless previously vested, the vesting of Ms. Redd’s 2014 time based equity award granted under the LTIP will be accelerated to vest on the last day of the Transition Period. Ms. Redd will remain eligible for payment under the Company’s 2016 Short Term Incentive Plan (“STIP”), which would be paid at the same time as STIP payments are paid to the Company’s executives generally. Unless previously vested, Ms. Redd’s 2014 performance based equity award under the LTIP will vest at the same time that the Company approves and authorizes vesting to those eligible under the LTIP even if this occurs after the end of the Transition Period. Ms. Redd will not be eligible for any other incentive pay, bonus or other form of compensation in relation to services she performs during the Transition Period.

If Ms. Redd re-executes the Transition Agreement within 21 calendar days of the conclusion of the Transition Period, (i) her 2015 and 2016 equity grants under the Company’s LTIP will vest, (ii) she will receive a separation pay of $165,059.23 representing 20 weeks of pay, in the form of a lump sum payment, minus applicable deductions and withholdings, (iii) she will continue to participate, without any required deductions, in the Company’s benefits plans in which she is enrolled prior to the end of the Transition Period to the end of the month following 180 calendar days from the last day of the Transition Period and (iv) she will remain eligible for a pro-rated portion of her award under the Company’s 2017 STIP, which would be paid at the same time as STIP payments are paid to the Company’s executives generally.

The Termination Agreement also provides for non-disparagement, confidentiality, non-solicitation, non-competition, cooperation, a general release of claims, as well as other customary provisions.

Ms. Redd has the right to revoke the Termination Agreement for a period of up to seven (7) calendar days following the date she signed the Termination Agreement. The Termination Agreement will become effective on the eighth (8th) day after the date Ms. Redd signed it.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Exhibits

10.1	Transition and General Release Agreement, dated December 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2016	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Arjun L. Kampani
		Name:	Arjun L. Kampani
		Title:	Vice President, General Counsel and Secretary